UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

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Chevron Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On September 27, 2017, John S. Watson, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of Chevron Corporation (“Chevron”), elected to retire from Chevron and will resign as a Director, Chairman of the Board and Chief Executive Officer, effective February 1, 2018.

Also on September 27, 2017, to be effective February 1, 2018, the Board elected Michael K. Wirth, currently Vice Chairman of the Board and Executive Vice President of Midstream and Development, to the positions of Chairman of the Board and Chief Executive Officer of Chevron. Mr. Wirth will resign as Vice Chairman of the Board, effective February 1, 2018.
Mr. Wirth, 56, has been Vice Chairman of Chevron since February 2017 and Executive Vice President of Midstream and Development since 2016, with responsibility for supply and trading, and Chevron’s midstream operating units engaged in transportation and power, as well as corporate strategy; business development; and policy, government and public affairs. He served as Executive Vice President of Downstream and Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply and Trading, responsible for leading Chevron’s worldwide supply and trading operations as well as its aviation, marine and asphalt businesses. Mr. Wirth joined Chevron in 1982.

The independent members of the Board will approve the compensation of Mr. Wirth in connection with his new role at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: September 27, 2017	By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary